Exhibit 99.1

1275 W. Washington St. Tempe, AZ 85281 (602) 286-5520 www.orthologic.com Nasdaq: OLGC

FOR FURTHER INFORMATION:

Lauren Tortorete (media)	Melanie Friedman (investors)
Biosector 2	Stern Investor Relations
(212) 845-5609	(212) 362-1200
ltortorete@biosector2.com
OrthoLogic Appoints Les Taeger Chief Financial Officer
TEMPE, AZ., January 11, 2006 — OrthoLogic Corp. (NASDAQ: OLGC) today announced the appointment of Les Taeger to the position of Senior Vice President and Chief Financial Officer, effective January 16, 2006. Mr. Taeger joins OrthoLogic from Cardiotech International, and its predecessor Gish Biomedical, where he was Chief Financial Officer for the last five years. He will report directly to James Pusey MD, President and CEO of OrthoLogic.
Mr. Taeger has been a CFO for over 15 years and has significant experience in mergers and acquisitions, financing, SEC reporting and compliance, including implementation of the Sarbanes-Oxley Act provisions. He has been a CPA for more than 22 years and prior to serving as a CFO, he served in roles that included substantial audit and general financial management responsibilities.
Commenting on Mr. Taeger’s appointment, Dr. Pusey said, “This is a very exciting time for OrthoLogic, and we welcome Les with his deep, highly-regarded background and ‘hands-on’ style.”
Mr. Taeger will replace Sherry Sturman, who will remain a consultant to the company. “We wish Ms. Sturman the best in her future endeavors and thank her for her valuable contributions in transforming OrthoLogic into a fully integrated biotechnology company,” said Dr. Pusey.
About OrthoLogic
OrthoLogic is a biotechnology company focused on the development and commercialization of the novel synthetic peptide Chrysalin® (TP508) in three lead indications, all of which represent areas of significant unmet medical need — fracture repair, diabetic foot ulcer healing and cartilage defect repair. Based on the Company’s pioneering scientific research of the natural healing cascade, OrthoLogic has become the leading company focused on tissue and bone repair. OrthoLogic is committed to developing a pipeline of novel peptides and other molecules aimed at helping patients with equally under-served conditions. The Company maintains exclusive worldwide rights for Chrysalin. OrthoLogic’s corporate headquarters are in Tempe, Arizona. For more information, please visit the company’s Web site: www.orthologic.com.
Statements in this press release or otherwise attributable to OrthoLogic regarding our business that are not historical facts are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include the timing and acceptability of FDA filings and the efficacy and marketability of potential products, involve risks and uncertainties that could cause actual results to differ materially from predicted results. These risks include: delays in obtaining or inability to obtain FDA, institutional review board or other regulatory approvals of preclinical or clinical testing; unfavorable outcomes in our preclinical and clinical testing; the development by others of competing technologies and therapeutics that may have greater efficacy or lower cost; delays in obtaining or inability to obtain FDA or other necessary regulatory approval of our products; our inability to successfully and cost effectively develop or outsource manufacturing and marketing of any products we are able to bring to market; changes in FDA or other regulations that affect our ability to obtain regulatory approval of our products, increase our manufacturing costs or limit our ability to market our products; our possible need for additional capital in the future to fund the continued development of our Chrysalin Product Platform; and other factors discussed in our Form 10-K for the fiscal year ended December 31, 2004 our Form 10-Q for the quarter ended September 30, 2005, and other documents we file with the Securities and Exchange Commission.
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Editors’ Note: This press release is also available under the Investors section of the Company’s website at: www.orthologic.com.